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                                                                       Exhibit 5
                                     Law Offices
                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                      12th Floor
                                734 15th Street, N.W.
                               Washington, D.C.  20005
                               Telephone (202) 347-0300

                                  November 14, 1997


Board of Directors
Enterprise Federal Bancorp, Inc.
Enterprise Federal Savings Bank
7810 Tylersville Square Drive
West Chester, OH  45069

Ladies and Gentlemen:

    We have acted as special counsel to Enterprise Federal Bancorp, Inc. ("Bancorp"), an Ohio chartered corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of up to 330,355 shares of Bancorp's common stock, $.01 par value per share (the "Shares"), in connection with the proposed acquisition of North Cincinnati Savings Bank ("NCSB"), an Ohio chartered savings bank, pursuant to a merger of NCSB with and into Enterprise Federal Savings Bank (the "Bank"), a federally chartered savings bank and a wholly owned subsidiary of Bancorp. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

    Based on the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to Bancorp's Registration Statement, and we consent to the use of our name under the heading "Legal Opinions" in the Prospectus/Proxy Statement constituting a part thereof.

                                  Very truly yours,

                                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                                  By:  /s/ Kevin M. Houlihan
                                      --------------------------------
                                       Kevin M. Houlihan, a Partner